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                                                                    Exhibit 4.3

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT



                                                                    May 20, 1998

SOCIETE GENERALE SECURITIES CORPORATION
1221 Avenue of the Americas
New York, New York  10020

Dear Sirs:

                  Key Components, LLC (the "Company") and Key Components Finance Corp. ("Finance Corp." and, together with the Company, the "Issuers") propose to issue and sell to you (the "Initial Purchaser"), upon the terms set forth in a purchase agreement dated May 20, 1998 (the "Purchase Agreement"), $80,000,000 principal amount of its 10-1/2% Senior Notes due 2008 (the "Securities"). Payment of principal and interest on the Securities will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis by the Guarantors. Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement. As an inducement to the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Issuers agree with you, for the benefit of the holders (including the Initial Purchaser) of the Securities (collectively, the "Holders"), as follows:

                  1. Registered Exchange Offer. The Issuers shall prepare and, not later than 60 days following the Issue Date (as hereinafter defined), the Issuers shall file with the Commission a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like aggregate principal amount of debt securities of the Issuers (the "Exchange Securities") identical in all material respects to the Securities, except for the transfer restrictions relating to the Securities, shall use their best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 150 days after the Issue Date and the Exchange Offer to be consummated no later than 165 days after the Issue Date, and shall keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period"). The Exchange Securities will be issued under the Indenture or an indenture (the "Exchange Securities Indenture") between the Issuers, the Guarantors and the Trustee or such other bank or trust company reasonably satisfactory to you, as trustee (the "Exchange Securities Trustee"), such indenture to be identical in all material respects to the Indenture except for the transfer restrictions relating to the Securities (as described above).

                  Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to
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enable each Holder electing to exchange Securities for Exchange Securities
(assuming that such Holder (a) is not (i) an affiliate of the Issuers within the meaning of the Securities Act or (ii) an Exchanging Dealer (as defined below) not complying with the requirements of the next sentence, (b) acquires the Exchange Securities in the ordinary course of such Holder's business and (c) has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities) and to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Issuers, the Initial Purchaser and each Exchanging Dealer (as defined below) acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act,
(i) each Holder which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Exchange Offer and (ii) if the Initial Purchaser elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment it is required to deliver a prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such a sale.

                  In connection with the Exchange Offer, the Issuers shall:

                  (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (b) keep the Exchange Offer open for not less than 30 days after the date notice of the Exchange Offer is mailed to the Holders (or longer if required by applicable law);

                  (c) utilize the services of a Depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

                  (e) otherwise comply in all respects with all laws applicable to the Exchange Offer.

                  As soon as practicable after the close of the Exchange Offer, the Issuers shall:

                  (a) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange Offer;

                  (b) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

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                  (c) cause the Trustee or the Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Securities, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

                  The Issuers and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Securities held by them and (ii) the Issuers shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Exchange Offer.

                  The Indenture or the Exchange Securities Indenture, as the case may be, shall provide that the Securities and the Exchange Securities shall vote and consent together on all matters as one class and that none of the Securities or the Exchange Securities will have the right to vote or consent as a separate class on any matter.

                  Interest on each Exchange Security issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the date of original issue of the Securities.

                  Each Holder participating in the Exchange Offer shall be required to represent to the Issuers that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act and (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuers, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

                  Notwithstanding any other provisions hereof, the Issuers will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include, as of the consummation of the Exchange Offer, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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                  2. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission the Issuers are not permitted to effect the Exchange Offer as contemplated by Section 1 hereof, (ii) the Exchange Offer is not consummated within 165 days after the Issue Date, or
(iii) any holder (A) is not eligible to participate in the Exchange Offer, (B) participates in the Exchange Offer and does not receive freely transferable Exchange Securities in exchange for tendered Securities or (C) is a broker-dealer that holds Securities acquired directly from the Issuers or one of their affiliates, then the following provisions shall apply:

                  (a) The Issuers and the Guarantors shall (i) promptly upon becoming aware of any of the foregoing matters deliver to the Holders and the Trustee written notice thereof and (ii) use their best efforts to as promptly as practicable after the date such obligation arises (the "Shelf Filing Date"), but in no event later than 30 days following such Shelf Filing Date, file with the Commission and thereafter shall use their best efforts to cause to be declared effective a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement").

                  (b) The Issuers and the Guarantors shall use their best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period of two years from the Issue Date or such shorter period that will terminate when all the Securities and Exchange Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are saleable pursuant to Rule 144(k) (in any such case, such period being called the "Shelf Registration Period"). The Issuers and the Guarantors shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if they voluntarily take any action that would result in Holders of Securities or Exchange Securities covered thereby not being able to offer and sell such Securities or Exchange Securities during that period, unless such action is required by applicable law.

                  (c) Notwithstanding any other provisions hereof, the Issuers and the Guarantors will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Issuers by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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                  3. Liquidated Damages.
                  (a) (a) The parties hereto agree that the Holders of Securities will suffer damages if the Issuers and the Guarantors fail to fulfill their obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (to the extent applicable) (i) the applicable Registration Statement is not filed with the Commission on or prior to the date specified for such filing above, (ii) the Exchange Offer Registration Statement is not declared effective within 150 days after the Issue Date or the Shelf Registration Statement is not declared effective on or prior to the 60th day after the Shelf Filing Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's Staff, if later, within 60 days after publication of the change in law or interpretation),
(iii) the Exchange Offer is not consummated on or prior to 165 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective on or prior to the date specified for such effectiveness, but shall thereafter cease to be effective (at any time that the Issuers are obligated to maintain the effectiveness thereof) (each such event referred to in clauses (i) through (iv), a "Registration Default"), then, as liquidated damages for such Registration Default, the Issuers will generally be obligated to pay additional interest ("Additional Interest") to each holder of Transfer Restricted Securities (as defined below), which Additional Interest shall accrue on the Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (increasing at the rate of 0.50% per annum at the end of each 90-day period thereafter); provided, however, that Additional Interest on the Securities may not exceed, in the aggregate, 1.0% per annum. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. "Transfer Restricted Securities" means each Security or Exchange Security until (i) the date on which such Security or Exchange Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer, (ii) the date on which such Security or Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security or Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

         All obligations of the Issuers and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

                  (b) A Registration Default referred to in Section 3(a) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to a Registration Statement to incorporate annual audited financial information with respect to the Issuers where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in a Registration Statement or the related prospectus and (ii) in the case of clause (y), the Issuers are proceeding promptly and in good faith to amend or supplement such Registration Statement and related

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prospectus to describe such events. Notwithstanding the foregoing, the Issuers may publish a notice that the Shelf Registration Statement is no longer effective or that the prospectus included therein is unusable pending the announcement of a material corporate transaction and, in the event that the aggregate number of days in a 12-month period for which all such notices does not exceed 30 days, Additional Interest will not accrue and be payable, as described in 3(a) above, as the result of such suspension.

                  (c) Any amounts of Additional Interest due pursuant to Section 3(a) above will be payable in cash on the regular interest payment dates with respect to the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  (d) The parties hereto agree that the liquidated damages provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by holders of Transfer Restricted Securities by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement, as the case may be, to be filed, (ii) the Exchange Offer Registration Statement to be declared effective and the Exchange Offer to be consummated, (iii) the Shelf Registration Statement to be declared effective, or (iv) the Shelf Registration Statement to again become effective, in each case to the extent required by this Agreement.

                  4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:

                  (a) The Issuers shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use their best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Exchange Offer; and (iii) if requested by the Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

                  (b) The Issuers shall advise you, each Exchanging Dealer and the Holders (if applicable) and, if requested by such person, confirm such advice in writing (which advice pursuant to clauses (ii) through (iv) below shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                  (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

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                  (ii) of any request by the Commission for amendments or
         supplements to any Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceeding for that purpose;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Issuers will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

                  (d) The Issuers will furnish to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

                  (e) The Issuers will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuers consent to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by the prospectus or any amendment or supplement thereto.

                  (f) The Issuers will furnish to each Exchanging Dealer and each Initial Purchaser and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Exchanging Dealer, Initial Purchaser or any such Holder so requests in writing, all exhibits (including those incorporated by reference).

                  (g) The Issuers will, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer or the Initial Purchaser, as applicable, without charge, as many copies of the prospectus included within the coverage of Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer or the Initial Purchaser, as applicable, may reasonably request for delivery by (i) such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Exchange Offer or (ii) the Initial Purchaser in connection with a sale of Exchange Securities received by it in exchange for Securities constituting any portion of an unsold allotment; and the Issuers consent to the use of

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the prospectus or any amendment or supplement thereto by any such Exchanging
Dealer or the Initial Purchaser, as applicable, as aforesaid.

                  (h) Prior to any public offering of Securities or Exchange Securities pursuant to any Registration Statement, the Issuers will use their reasonable best efforts to register or qualify or cooperate with the Holders of Securities included therein and its counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by such Registration Statement; provided, however, that the Issuers will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (i) The Issuers will cooperate with the Holders of Securities or Exchange Securities to facilitate the timely preparation and delivery of certificates representing Securities or Exchange Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing prior to sales of Securities or Exchange Securities pursuant to such Registration Statement.

                  (j) If any event contemplated by paragraphs (b)(ii) through
(v) above occurs during the period in which the Issuers are required to maintain an effective Registration Statement, the Issuers will promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities or purchasers of Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Not later than the effective date of the applicable Registration Statement, the Issuers will obtain a CUSIP number for the Exchange Securities and provide the applicable trustee with printed certificates for the Securities or Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

                  (l) The Issuers and the Guarantors will comply with all applicable rules and regulations of the Commission and will make generally available to the Issuers' security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earnings statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statements shall cover such 12-month period.

                  (m) The Issuers will cause the Indenture or the Exchange Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

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                  (n) The Issuers may require each Holder of Transfer Restricted
Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such Transfer Restricted Securities as the Issuers may from time to time reasonably require for inclusion in such Registration Statement, and the Issuers may exclude from such registration the Transfer Restricted Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  (o) In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Securities to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 4(b)(ii) through (iv) hereof, such Holder will discontinue disposition of such Transfer Restricted Securities until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(i) hereof, or until advised in writing (the "Advice") by the Issuers that the use of the applicable prospectus may be resumed. If the Issuers shall give any notice under Section 4(b)(ii) through (v) during the period that the Issuers are required to maintain an effective Registration Statement (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received
(x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

                  (p) In the case of a Shelf Registration Statement, the Issuers shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Securities or Exchange Securities pursuant to such Shelf Registration Statement.

                  (q) In the case of a Shelf Registration Statement, the Issuers shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold and any underwriter participating in any disposition of Securities or Exchange Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an "Inspector") in connection with such Shelf Registration Statement.

                  (r) In the case of a Shelf Registration Statement, the Issuers shall, if requested by Holders of a majority in aggregate principal amount of the Securities and Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Securities or Exchange Securities, as applicable, in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount of the Securities and

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Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  5. Registration Expenses. The Issuers will bear all expenses incurred in connection with the performance of their obligations under Sections 1, 2, 3 and 4 hereof and the Issuers will reimburse the Initial Purchaser and the Holders for the reasonable fees and disbursements of one firm of attorneys chosen by the Holders of a majority in aggregate principal amount of the Securities and the Exchange Securities to be sold pursuant to each Registration Statement (the "Special Counsel") acting for the Initial Purchaser or Holders in connection therewith.

                  6. Indemnification.
                  (a) (a) Indemnification of Holders. In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by an Exchanging Dealer or the Initial Purchaser, as applicable, the Issuers and each Guarantor, jointly and severally, shall indemnify and hold harmless each Holder (including, without limitation, the Initial Purchaser or Exchanging Dealer) and each person, if any, who controls such Holder within the meaning of the Securities Act (collectively referred to for the purposes of this Section 6 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities or Exchange Securities), to which that Holder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or in any preliminary prospectus or (ii) the omission or alleged omission to state in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Holder for any legal or other expenses reasonably incurred by that Holder in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage or liability purchased Securities or Exchange Securities; and further provided, however, that the Issuers and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or Registration Statement or any such amendment or supplement in reliance upon and in conformity with any Holders' Information. The Issuers shall also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution (as described in such Registration Statement) their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

                  (b) Indemnification of Issuers, Guarantors, Directors and Officers. In the event of a Shelf Registration Statement, each Holder, severally and not jointly, agrees to indemnify and hold harmless the Issuers and each Guarantor, their respective directors and each person, if any, who controls the Issuers or Guarantors within the meaning of the Securities Act (collectively referred to for the purposes of this Section 6 as the Issuers), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers or any Guarantor may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus or in any amendment or supplement thereto or in any preliminary prospectus or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Issuers by or on behalf of that Holder specifically for use therein, and shall reimburse the Issuers or such Guarantor for any legal or other expenses reasonably incurred by the Issuers or such Guarantor in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities or Exchange Securities pursuant to such Shelf Registration Statement.

                  (c) Actions; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 6, except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Holders of a majority in aggregate principal amount of the Securities or Exchange Securities, as the case may be, if the indemnified parties under this Section 6 consist of any Holder or any of their respective officers, employees or controlling persons, or by the Issuers, if the indemnified parties under this Section 6 consist of the Issuers or a Guarantor or any of their respective directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 6(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for the reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6 effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) Contribution. If the indemnification provided for in this
Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and a Holder with respect to the sale by such Holder of Securities or Exchange Securities on the other or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and such Holder on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and a Holder on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities or Exchange Securities (before deducting expenses) received by the Issuers and the Guarantors as set forth on the cover of the Offering Memorandum bear to the total proceeds received by such Holder with respect to its sale of Securities or Exchange Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors on the one hand or to any Holders' Information supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(e) shall be deemed to include, for purposes of this Section 6(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder to any purchaser exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Any Holder's obligations to contribute as provided in this
Section 6(e) are several and not joint.

                  The obligations of the Issuers, the Guarantors and the Holders in this Section 6 are in addition to any other liability which the Issuers, the Guarantors or the Holders as the case may be, may otherwise have.

                  (f) Survival. The agreements contained in this Section 6 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

                  7. Rules 144 and 144A. The Issuers shall use their best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuers are not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Issuers covenant that they will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Transfer Restricted Securities, the Issuers shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuers to register any of its securities pursuant to the Exchange Act.

                  8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

                  9. Miscellaneous. (a) (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of a majority in aggregate principal amount of the Securities and the Exchange Securities, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Securities or Exchange Securities whose Securities or Exchange Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Securities or Exchange Securities being sold by such Holders pursuant to such Registration Statement.

                  (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                  (1) if to a Holder, at the most current address given by such Holder to the Issuers in accordance with the provisions of this Section 9(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Societe Generale Securities Corporation;

                  (2) if to you, at your address set forth in the Purchase Agreement; and

                  (3) if to the Issuers or the Guarantors, at the address of the Company set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

                  (c) Successors and Assigns. This Agreement shall be binding upon the Issuers and the Guarantors and their respective successors and assigns.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopies) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (f)      Governing Law; Submission to Jurisdiction.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (g) No Inconsistent Agreements. The Issuers have not and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not previously entered into any agreement which remains in effect granting any registration rights with respect to any of their debt securities to any person. Without limiting the generality of the foregoing, without the written consent of the holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities, the Issuers shall not grant to any person the right to request the Issuers to register any debt securities of the Issuers under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of the Agreement.

                  (h) No Piggyback on Registrations. Neither the Issuers, nor any of their security holders (other than the holders of Transfer Restricted Securities in such capacity) shall have the right to include any securities of the Issuers in any Shelf Registration or Exchange Offer other than Transfer Restricted Securities.

                  (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Remedies. In the event of a breach by the Issuers or any Guarantor, or by any holder of Transfer Restricted Securities, of any of their obligations under this Agreement, each holder of Transfer Restricted Securities or the Issuers and the Guarantors, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Issuers of its obligations under Sections 1 or 2 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. The Issuers, the Guarantors and each holder of Transfer Restricted Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  Please confirm that the foregoing correctly sets forth the agreement among the Issuers and you.

                                             Very truly yours,

                                             KEY COMPONENTS, LLC.


                                             By:_______________________
                                                Name:
                                                Title:


                                             KEY COMPONENTS FINANCE CORP.


                                             By:_______________________
                                                Name:
                                                Title:


                                             B.W. ELLIOTT MANUFACTURING CO. INC.


                                             By:_______________________
                                                Name:
                                                Title:


                                             HUDSON LOCK, INC.


                                             By:_______________________
                                                Name:
                                                Title:


                                             ESP LOCK PRODUCTS, INC.


                                             By:_______________________
                                                Name:
                                                Title:

Accepted in New York, New York



SOCIETE GENERALE SECURITIES CORPORATION


By:      _________________________
         Name:
         Title:

                                                                         ANNEX A


                  Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 90 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B


                  Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                         ANNEX C


                              PLAN OF DISTRIBUTION


                  Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______________, 199_, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.1

                  The Issuers will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  For a period of 90 days after the Expiration Date the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

--------
1 In addition, the legend required by Item 502(e) of Regulations S-K will appear on the back cover page of the Exchange Offer prospectus.

                                                                         ANNEX D



[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:    _______________________________________
         Address: _______________________________________




If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.